UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 5, 2022

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On May 5, 2022, Enstar Group Limited (the "Company") issued a press release announcing its results for the quarter ended March 31, 2022 (the "Press Release"), a copy of which is furnished with this report as Exhibit 99.1 and incorporated herein by reference, and a Financial Supplement for the quarter ended March 31, 2022 (the "Financial Supplement"), a copy of which is furnished with this report as Exhibit 99.2 and incorporated herein by reference. The Financial Supplement will be available on the "Investor Relations" page of the Company's website located at www.enstargroup.com.
The information contained in the Press Release and the Financial Supplement is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission ("SEC") filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in the Press Release and the Financial Supplement, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
The information presented in Item 2.02 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended.
Item 8.01 Other Events.
On May 5, 2022, the Company's board of directors authorized the repurchase of up to $200,000,000 of the Company's ordinary shares (the "Authorized Shares"), such authorization to be effective through May 5, 2023 (the "Repurchase Program").
Repurchases pursuant to the Repurchase Program are expected to be executed through open market transactions, privately negotiated transactions, or in such other manner as determined by the Company, including through plans complying with Rule 10b5-1 of the Exchange Act. Repurchases will be subject to SEC regulations as well as certain price, market volume and timing constraints specified in any Rule 10b5-1 plan. As a result of these constraints, execution of the Repurchase Program may not result in all or any of the Authorized Shares being repurchased by the Company. The Repurchase Program may be modified, extended, suspended or terminated by the Company at any time without notice.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 5, 2022.

99.2	Financial Supplement for the quarter ended March 31, 2022.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL.

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

May 5, 2022	By:	/s/ Orla Gregory
Orla Gregory
Chief Operating Officer and Acting Chief Financial Officer